Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement No. 333-127626 on Form S-8 of ACCO Brands Corporation, of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of the ACCO Brands Corporation 401(k) Plan for Certain Hourly Employees for the year ended December 31, 2006.
/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Oak Brook, Illinois
June 25, 2007

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